                                                                    EXHIBIT 10.1

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            --------------------------------------------------------

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 21, 2001 (this "Amendment"), is among DAY INTERNATIONAL GROUP, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BANC ONE CAPITAL MARKETS, as advisor and arranger (in such capacity, the "Arranger"), and BANK ONE, NA, as administrative agent (in such capacity, the "Administrative Agent").


                                     RECITAL
                                     -------

                  A. The Borrower, the Lenders, the Arranger and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of October 19, 1999, as modified by an Agency Assignment Agreement dated June 29, 2001 (the "Credit Agreement").

                  B. The Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.


                                      TERMS
                                      -----

                  In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


                  ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:


                  1.1 Section 1.1 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

         "FIRST AMENDMENT" means the First Amendment to this Agreement dated as of September , 2001.

         "FIRST AMENDMENT EFFECTIVE DATE" shall mean the date all the conditions to the effectiveness of the First Amendment are satisfied.

         "BANK ONE" Bank One, NA, a national banking association having its principal office in Columbus, Ohio, in its individual capacity, and its successors.


                  1.2 Section 1.1 of the Credit Agreement is amended by restating the definitions of "Base Rate", "Borrowing Base", "Consolidated Fixed Charge Coverage Ratio", and "Consolidated Fixed Charges" as follows:

         "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "BORROWING BASE": at any date of determination thereof, an amount equal to the sum of (i) 80% of the Eligible Accounts Receivable at such date and (ii) the lesser of 50% of the Eligible Inventory at such date or $10,000,000. The Borrowing Base shall be determined from time to time by the Administrative Agent in its reasonable judgment by reference to the Borrowing Base Certificate then most recently delivered to it; PROVIDED that the information contained in such Borrowing Base Certificate shall not be conclusive in calculating the Borrowing Base and, after consultation with the Borrower, the Administrative Agent shall be entitled to adjust the amounts and other information contained therein to the extent that it believes in its reasonable credit judgment that such adjustment is appropriate to cause the Borrowing Base (as so adjusted) to reflect the standards set forth in the definitions of the terms "Eligible Accounts Receivable" and "Eligible Inventory".

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

         "CONSOLIDATED FIXED CHARGES": for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) the aggregate amount paid, or required to be paid, by the Borrower or any of its Subsidiaries in respect of income taxes during such period (net of tax credits and benefits, including tax benefits from net operating losses) on a consolidated basis in respect of such period and (iii) scheduled payments paid or payable during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including without limitation scheduled principal payments in respect of the Term Loans).


                  1.3 Section 2.18(b) is restated as follows:

         (b) Each payment (including each prepayment) by the Borrower on account of principal and interest on the Term Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. The amount of each principal prepayment of the Term Loans, whether under Section 2.11, 2.12 or otherwise, shall be applied to the principal installments due on the Term Loans in the inverse order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.


                  1.4 Section 7.1(a), (b) and (c) are restated as follows:

                  (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                            Consolidated
                  Fiscal Quarter                            Leverage Ratio
                  --------------                            --------------


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


                 At 9/30/01 through 12/31/01               5.85

                 At 3/31/02 through 6/30/02                5.75

                         At 9/30/02                        5.50

                         At 12/31/02                       5.25

                         At 3/31/03                        5.00

                         At 6/30/03                        4.75

                         At 9/30/03                        4.50

                 At 12/31/03 through 3/31/04               4.25

                 At 6/30/04 through 9/30/04                4.00

       As of the end of any fiscal quarter thereafter      3.50


                  (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                    Consolidated Interest
                  Fiscal Quarter                       Coverage Ratio
                  --------------                       --------------

                At 9/30/01 through 3/31/02                 1.70

               At 6/30/02 through 12/31/02                 1.80

                At 3/31/03 through 9/30/03                 2.00

               At 12/31/03 through 3/31/04                 2.25

                At 6/30/04 through 9/30/04                 2.50

      As of the end of any fiscal quarter thereafter       2.75

                  (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                    Consolidated Fixed
                  Fiscal Quarter                  Charge Coverage Ratio
                  --------------                  ---------------------
                   at 9/30/01                              0.85

               at 12/31/01 through 3/31/02                 1.05

               at 6/30/02 through 12/31/02                 1.00

               at 3/31/03 through 6/30/03                  1.05

      As of the end of any fiscal quarter thereafter       1.10


                  1.5 Section 7.5 is amended by replacing the period at the end of such Section with ":and" and adding the following new clause (k) to the end of such Section:

         (k) the sale of the Borrower's assets consisting of the net assets, customer list and patents of the Kompac business unit of Varn International, Inc., provided that the Net Cash Proceeds of such sale are applied as mandatory prepayments in accordance with Section 2.12.

                  1.6 Section 7.9 is restated as follows:

                  7.9 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Existing Notes (except with the proceeds of subordinated Indebtedness incurred pursuant to Section 7.2(i)), the Senior Subordinated Notes, the Subordinated Exchange Debentures, Senior Preferred Stock or the Preference Stock (other than scheduled interest payments required to be made in cash on the Senior Subordinated Notes or the Subordinated Exchange Debentures if and to the extent not prohibited by the subordination provisions thereof) or the promissory notes described in Section 7.2(n) (other than scheduled interest payments required to be made in cash on such promissory notes described in Section 7.2(n) if and to the extent not prohibited by the subordination provisions thereof), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Notes, the Senior Subordinated Notes, the Subordinated Exchange Debentures, the Senior Preferred Stock or the promissory notes described in Section 7.2(n) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and
(ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any similar term) for the purposes of the Senior Subordinated Note Indenture or the Exchange Debenture Indenture or (d) except for the amendment of the Borrower's certificate of incorporation and the designation of the Preference Stock pursuant to the Certificate of Designation with respect thereto, in each case, as contemplated by the Preference Stock Purchase Agreement, amend its certificate of incorporation (including the Certificate of Designation with respect to the Preference Stock) in any manner determined by the Administrative Agent to be adverse to the Lenders without the prior written consent of the Required Lenders.


                  1.7 The Pricing Grid attached as Annex A to the Credit Agreement is replaced with the Pricing Grid attached as Annex A to this Amendment.


                  ARTICLE II. REPRESENTATIONS. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

                  2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and is not in contravention of any statute, law or regulation or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

                  2.2 This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof.

                  2.3 After giving effect to the amendments and waivers contained herein, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall, except to the extent that they speak as of a particular date (in which case they shall be true as of such date), be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of the First Amendment Effective Date.

                  2.4 After giving effect to the amendments and waivers contained herein, no Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

                  ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective as of the date hereof when each of the following conditions is satisfied:

                  3.1 The Borrower and the Lenders shall have signed this Amendment.

                  3.2 The Guarantors shall have signed the Consent and Agreement attached to this Amendment.

                  3.3 The Borrower and the Guarantors shall have satisfied such other conditions as requested by the Administrative Agent, including without limitation the delivery of board resolutions of the Borrower and each Guarantor and such legal opinions as requested by the Administrative Agent.


                  ARTICLE IV.  MISCELLANEOUS.
                               -------------

                  4.1 The Borrower agrees to pay an amendment fee to each Lender signing this Amendment on or before 5:00 p.m., Columbus time, on September __, 2001 in an amount equal to 25 basis points on the sum of such Lender's Revolving Credit Commitment and the amount of the Term Loan held by such Lender, payable on the First Amendment Effective Date.

                  4.2 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

                  4.3 The Borrower agrees to pay and to save the Administrative Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Administrative Agent in connection with preparing this Amendment and the related documents.

                  4.4 The Borrower and each Guarantor acknowledges and agrees that, to the best of their knowledge, the Administrative Agent and the Lenders have fully performed all of their obligations under the Loan Documents. The Borrower represents and warrants that it is not aware of any claims or causes of action against the Administrative Agent, the Arranger, the Issuing Lender or any Lender or any of their successors or assigns. Notwithstanding this representation and a further consideration for the agreements and understandings herein, the Borrower and each Guarantor and their respective successors and assigns hereby release the Administrative Agent, the Arranger, the Issuing Lender and each Lender and their respective successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions among the Administrative Agent, the Arranger, the Issuing Lender, the Lenders, the Borrower, the Guarantors or any of them, or to any acts or omissions of the Administrative Agent, the Arranger, the Issuing Lender or the Lenders in connection therewith or otherwise related thereto in any way.

                  4.5 Except as expressly amended hereby, the Borrower and each Guarantor agrees that the Loan Documents and all other documents and agreements executed by the Borrower or any Guarantor in connection with the Credit Agreement in favor of the Administrative Agent, the Arranger, the Issuing Lender or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

                  IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                              DAY INTERNATIONAL GROUP, INC.


                              By  /s/  Thomas J. Koenig
                                -----------------------

                              Title: Vice President and Chief Financial Officer
                                     ------------------------------------------

                              BANK ONE, NA, individually and as Administrative Agent
                              (Main Columbus office)


                              By     /s/  Joey D. Williams
                                     ------------------------------------------

                              Title     Vice President
                                     ------------------------------------------

                               PNC BANK, NATIONAL ASSOCIATION


                               By     /s/  Warren E. Weber
                                     ------------------------------------------

                               Title:     Vice President
                                     ------------------------------------------

                               THE FUJI BANK, LIMITED


                               By       /s/  Nobuoki Koike
                                     ------------------------------------------

                               Title:    Senior Vice President
                                     ------------------------------------------

                               NATIONAL CITY BANK


                               By    /s/  Peter W. Richer
                                     ------------------------------------------
                                        Peter W. Richer
                               Title:    Vice President
                                     ------------------------------------------

                               FLEET NATIONAL BANK


                               By    /s/  Joseph A. Nalbach
                                     ------------------------------------------
                                        Joseph A. Nalbach
                               Title:    Senior Vice President
                                     ------------------------------------------

                               FIRSTAR BANK, NA


                               By     /s/  Ronald E. Cloyd
                                     ------------------------------------------

                               Title:      Vice President
                                     ------------------------------------------

                               KEYBANK NATIONAL ASSOCIATION


                               By    /s/  Albert B. Holding
                                     ------------------------------------------
                                        Albert B. Holding
                               Title:   Vice President
                                     ------------------------------------------

                               BANC ONE CAPITAL MARKETS, as Arranger


                               By    /s/ Michael L. Monninger
                                     ------------------------------------------

                               Title:   Director
                                     ------------------------------------------

                              CONSENT AND AGREEMENT
                              ---------------------

                  As of the date and year first above written, each of the undersigned hereby:

                  (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby and agrees to all the terms and provisions applicable to it;

                  (b) agrees that each Loan Document to which it is a party is hereby ratified and confirmed and shall remain in full force and effect, acknowledges and agrees that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Loan Document to which it is a party; and

                  (c) represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance of this Consent and Agreement are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation or of any terms of its organizational documents or of any material agreement or undertaking to which it is a party or by which it is bound, and this Consent and Agreement is the legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof and thereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                        DAY INTERNATIONAL, INC.


                        By  /s/  Thomas J. Koenig
                          -----------------------

                        Title: Vice President and Chief Financial Officer
                               ------------------------------------------

                        VARN INTERNATIONAL, INC.


                        By  /s/  Thomas J. Koenig
                          -----------------------

                        Title: Vice President and Chief Financial Officer
                               ------------------------------------------

                        DAY INTERNATIONAL FINANCE, INC.


                        By  /s/  Thomas J. Koenig
                          -----------------------

                        Title: Vice President and Chief Financial Officer
                               ------------------------------------------

                                     Annex A
                                     -------


                    PRICING GRID FOR REVOLVING CREDIT LOANS,
                         SWING LINE LOANS AND TERM LOANS

================================================================================================

Consolidated Leverage Ratio                     Applicable Margin           Applicable
Margin for Base ("LR")                         for Eurodollar Loans         Rate Loans
------------------------------------------------------------------------------------------------
     LR Greater than or equal to  5.50                   3.25%               2.25%
------------------------------------------------------------------------------------------------
5.50 Less than LR Greater than or equal to 5.00          3.00%               2.00%

------------------------------------------------------------------------------------------------
5.00 Less than LR Greater than or equal to 4.00          2.75%               1.75%

------------------------------------------------------------------------------------------------
4.00 Less than LR Greater than or equal to 3.50          2.50%               1.50%

------------------------------------------------------------------------------------------------
     LR less than 3.50                                   2.25%               1.25%
================================================================================================

Changes in the Applicable Margin with respect to Term Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed greater than or equal to 5.50 to 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than or equal to 5.50 to 1. If on any Adjustment Date the Consolidated Leverage Ratio would result in different Applicable Margins, the higher Applicable Margin shall govern. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements. As of the First Amendment Effective Date, the Applicable Margin for Eurodollar Loans is set at 3.25% and the Applicable Margin for Base Rate Loans is set at 2.25%.


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